United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) September 25, 2014 madison explorations, inc.
(Exact name of registrant as specified in its chapter)

Nevada	000-51302	Pending
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2825 E. Cottonwood Parkway, Suite 500
Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 326-0110

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Madison Explorations, Inc.	Page 2

Information to be included in report

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 22, 2014, Frank McEnulty consented to and was appointed as an additional director of Madison.

Also, on September 22, 2014, Joseph Gallo resigned as the President, the Chief Financial Officer, the Chief Financial Officer, the Treasurer, and the Corporate Secretary, and as a director of Madison.

Also, on September 22, 2014, Brent Inzer consented to and was appointed the Chief Executive Officer, the Chief Financial Officer and the Corporate Secretary of Madison by the board of directors.

The board of directors of Madison currently consists of Frank McEnulty as the sole director and of Brent Inzer as the Chief Executive Officer, the Chief Financial Officer and the Corporate Secretary of Madison.

Frank McEnulty (58 years old) has been a director of Madison since September 2014. During the last 18 years Mr. McEnulty was President and CFO for Meghan Matthews, Inc a privately held investment management company that specialized in start-up ventures. Mr. McEnulty received an MBA in Entrepreneur and Venture Management from the University of Southern California and degrees in Accounting and Finance from California State University at Long Beach.

Brent Inzer (42 years old) has been a director of Madison since September 2014. Mr. Inzer is an entrepreneur who has specialized in sales and marketing for well over 20 years. Throughout his career, Mr. Inzer has worked for multiple Fortune 500 corporations in addition to starting several successful companies. Most recently, Mr. Inzer founded Synergistic Resources, LLC. Starting in 2008, Mr. Inzer and his business partner quickly grew this start-up company into several highly profitable divisions with sales of over $6 million. The first division began with Marijuana Medicine Evaluation Centers (M.M.E.C.), which expanded rapidly into 14 standalone clinics. M.M.E.C was the second largest provider of medicinal marijuana evaluations in the country. Simultaneously, Synergistic Resources entered into a strategic partnership with JK Internet Marketing. Mr. Inzer and his partner took over all of the sales, marketing and administration of the domain and website properties surrounding weedmaps.com.

During the past three years, Mr. McEnulty has also served as a director of the following listed companies: Ojai Oil Company and Sports Asylum, Inc.

During the past three years, Mr. Inzer has also served as a director of the following listed companies: Baoshinn, Inc.

There is no family relationship among the directors or officers of Madison.

During the last two years, there has been no transaction or proposed transaction that Madison was or is a party to in which Mr. McEnulty nor Mr. Inzer had or is to have a direct or indirect material interest, with the exception of the following:

On May 28, 2104 Madison entered into an asset purchase agreement with Mr. Inzer for the acquisition of certain technology and intellectual property in consideration of five million restricted common shares in the capital of Madison to be issued to Mr. Inzer. The shares have not yet been issued and require final board approval to do so. See Exhibit 10.4 – Asset Purchase Agreement for more details.

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.4, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.4 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.4	Asset Purchase Agreement dated May 28, 2014 between Madison Explorations, Inc. and Brent Inzer, filed as an Exhibit to Madison’s Form 8-K (Current Report) filed on June 2, 2014 and incorporated herein by reference.	Filed

Form 8-K	Madison Explorations, Inc.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Madison Explorations, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

madison explorations, inc.

Dated: September 25, 2014	By:	/s/ Brent Inzer
Brent Inzer – CEO